Exhibit 99.1
TPG RE Finance Trust, Inc. Reports Operating Results for the Quarter Ended March 31, 2023
May 2, 2023

NEW YORK--(BUSINESS WIRE)--TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) reported its operating results for the quarter ended March 31, 2023.

Regarding first quarter results, Doug Bouquard, Chief Executive Officer of TRTX, said: “This quarter’s operating results reinforce our continued focus on maintaining a robust liquidity position, the benefits of our non-mark-to-market financing sources, and the importance of TRTX’s proactive asset management approach. We believe that this unrelenting focus, together with the strength of the global TPG franchise, will enable us to address the challenges an increasingly volatile market may present.”
FIRST QUARTER 2023 ACTIVITY
•Recognized GAAP net income attributable to common stockholders of $3.8 million, or $0.05 per common share, based on a diluted weighted average share count of 78.1 million common shares. Book value per common share was $14.31 as of March 31, 2023.
•Declared on March 13, 2023 a cash dividend of $0.24 per share of common stock which was paid on April 25, 2023 to common stockholders of record as of March 29, 2023. The Company paid on March 30, 2023 to stockholders of record as of March 20, 2023 a quarterly dividend on its 6.25% Series C Cumulative Redeemable Preferred Stock of $0.3906 per share.
•Originated two first mortgage loans with total loan commitments of $123.8 million, an initial unpaid principal balance of $111.2 million, a weighted average interest rate of Term SOFR plus 4.62%, a weighted average interest rate floor of 3.75% and a weighted average as-is loan-to-value ratio of 59.2%. Additionally, funded $51.5 million of future funding obligations associated with previously originated loans.
•Received loan repayments of $227.8 million, including three full loan repayments totaling $144.4 million, involving the following property types: 49.8% office, 39.9% multifamily, and 10.1% industrial.
•Weighted average risk rating of the Company’s loan portfolio was 3.2 as of March 31, 2023, unchanged from December 31, 2022.
•Carried at quarter-end an allowance for credit losses of $222.4 million, an increase of $7.8 million from $214.6 million as of December 31, 2022. Of the $222.4 million allowance for credit losses, $63.9 million is a specific reserve relating to four loans. The quarter-end allowance equals 420 basis points of total loan commitments as of March 31, 2023 compared to 395 basis points as of December 31, 2022.
•Held six non-accrual loans with a total amortized cost of $550.1 million, as compared to two loans at December 31, 2022 with a total amortized cost of $190.4 million. Adopted during the first quarter the cost recovery method of interest income recognition for two office loans, both of which paid interest during the quarter.
•Ended the quarter with $662.6 million of total liquidity, comprised of: $132.5 million of cash-on-hand available for investment, net of $29.0 million held to satisfy liquidity covenants under the Company’s secured financing agreements; undrawn capacity under secured financing arrangements of $43.7 million; undrawn capacity under asset-specific financing arrangements and secured revolving credit facility of $0.1 million; and $457.2 million of reinvestment capacity in the Company’s CRE CLOs. Additionally, the Company held unencumbered loan investments with an aggregate unpaid principal balance of $12.6 million as of March 31, 2023.
•Non-mark-to-market debt represented 74.1% of total borrowings at March 31, 2023.

SUBSEQUENT EVENTS
•Received a full repayment of a first mortgage loan secured by an office property with an aggregate loan commitment and unpaid principal balance of $45.9 million and $44.3 million, respectively.
•Acquired via negotiated deed in lieu of foreclosure 100% ownership in a 375,440 square foot office property in Houston, TX. The loan had a "5" risk rating as of March 31, 2023.
The Company issued a supplemental presentation detailing its first quarter 2023 operating results, which can be viewed at http://investors.tpgrefinance.com/.
CONFERENCE CALL AND WEBCAST INFORMATION
The Company will host a conference call and webcast to review its financial results with investors and other interested parties at 10:00 a.m. ET on Wednesday, May 3, 2023. To participate in the conference call, callers from the United States and Canada should dial +1 (844) 826-3035, and international callers should dial +1 (412) 317-5195, ten minutes prior to the scheduled call time. The webcast may also be accessed live by visiting the Company’s investor relations website at http://investors.tpgrefinance.com/event.
REPLAY INFORMATION
A replay of the conference call will be available after 1:00 p.m. ET on Wednesday, May 3, 2023 through 11:59 p.m. ET on Wednesday, May 17, 2023. To access the replay, listeners may use +1 (844) 512-2921 (domestic) or +1 (412) 317-6671 (international). The passcode for the replay is 10178301. The replay will be available on the Company’s website for one year after the call date.

ABOUT TRTX
TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset management firm TPG Inc. (NASDAQ: TPG). For more information regarding TRTX, visit https://www.tpgrefinance.com/.

FORWARD-LOOKING STATEMENTS
This earnings release contains “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward‐looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of TPG RE Finance Trust, Inc. (the “Company” or “TRTX”); global economic trends and economic conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, stress to the commercial banking systems of the U.S. and Western Europe, labor shortages, currency fluctuations and challenges in global supply chains; the Company's ability to originate loans that are in the pipeline and under evaluation by the Company; financing needs and arrangements; and the risks, uncertainties and factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such risk factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Forward‐looking statements are generally identifiable by use of forward‐looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward‐looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward‐looking information. Statements, among others, relating to the Company’s ability to generate future growth and deliver value and returns, the Company’s ability to maintain liquidity, the benefits of non-mark-to-market financing, the Company’s asset management, the TPG global franchise, market volatility, and the Company’s ability to address challenges that may arise are forward-looking statements, and the Company cannot assure you that TRTX will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward‐looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward‐looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this earnings release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements appearing in this earnings release. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings release as a result of new information, future events or otherwise. Past performance is not indicative nor a guarantee of future returns. Yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors.
INVESTOR RELATIONS CONTACT
+1 (212) 405-8500
IR@tpgrefinance.com
MEDIA CONTACT
TPG RE Finance Trust, Inc.
Courtney Power
+1 (415) 743-1550
media@tpg.com
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